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                                                                     EXHIBIT 4.6



                        SECOND AMENDMENT dated as of April 16, 2004 (this
                  "Amendment"), to the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, as amended as of February 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation ("Goodyear"), GOODYEAR DUNLOP TIRES EUROPE B.V., a corporation organized under the laws of the Netherlands (the "European J.V."), GOODYEAR DUNLOP TIRES GERMANY GMBH, a corporation organized under the laws of the Federal Republic of Germany ("GDTG"), GOODYEAR GMBH & CO KG, a partnership organized under the laws of the Federal Republic of Germany ("Goodyear KG"), DUNLOP GMBH & CO KG, a partnership organized under the laws of the Federal Republic of Germany ("Dunlop KG"), GOODYEAR LUXEMBOURG TIRES SA, a societe anonyme organized under the laws of Luxembourg ("Lux Tires" and, together with the European J.V., GDTG, Goodyear KG and Dunlop KG, the "Borrowers"), the lenders party thereto (the "Lenders"), and JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

            WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Lenders have extended and agreed to extend credit to the Borrowers; and

            WHEREAS, Goodyear and the Borrowers have requested, and the Majority Lenders are willing to agree, that the Credit Agreement be amended on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

            SECTION 2. Amendment to Section 5.01 of the Credit Agreement.
Section 5.01(a) of the Credit Agreement is hereby amended by inserting after the phrase "within 110 days after the end of each fiscal year" the following: "(or, in the case of the fiscal year ended December 31, 2003, within 140 days after the end of such fiscal year)".

            SECTION 3. Amendment to Section 6.02 of the Credit Agreement. Paragraph (o) of Section 6.02 of the Credit Agreement is hereby amended to read as follows:

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            "(o) Liens on (i) assets constituting US Facilities Pledged
            Collateral and US Facilities Article 9 Collateral, and real property and interests in real property covered by US Facilities Mortgages, and (ii) assets constituting ABL Facilities Collateral and Luxembourg Finance Pledged Collateral and any other assets securing obligations under the US Revolving Facility Agreement at the time such obligations are refinanced with Indebtedness incurred under
            Section 6.01(m), in each case securing Indebtedness incurred under
            Section 6.01(m) to refinance the Indebtedness under the US Revolving Facility Agreement, but only if (A) all Indebtedness under the US Revolving Facility Agreement shall have been repaid in full and the Commitments under and as defined in the US Revolving Facility Agreement shall have been terminated not later than the time at which such Liens are incurred, (B) such Liens secure Indebtedness in an amount not greater than the amount of the Indebtedness under the US Revolving Facility Agreement repaid with the proceeds of such Indebtedness and (C) if such refinancing Indebtedness incurred under
            Section 6.01(m) is secured by assets referred to in clause (ii) above, the holders of such Indebtedness or a trustee or other agent acting on their behalf shall have executed and delivered to the Administrative Agent an agreement reasonably satisfactory to the Borrower and the Administrative Agent under which all such Liens on assets referred to in clause (ii) above are subordinated to the Liens on such assets securing the ABL Facilities Obligations and the European Facilities Obligations (as such terms are defined in the Guarantee and Collateral Agreement) on substantially the terms on which the Liens on such assets securing the US Revolving Facility Obligations (as defined in the Guarantee and Collateral Agreement) are so subordinated under the Guarantee and Collateral Agreement;"

            SECTION 4. Amendment to Section 6.07 of the Credit Agreement. Clause
(v) of paragraph (a) of Section 6.07 is hereby amended to read as follows:

            "(v) Goodyear and its Subsidiaries may make Investments in Subsidiaries expressly permitted by Section 6.05(b), Section 6.05(e) or Section 6.05(s) and Investments expressly permitted under Section 6.05(j)."

            SECTION 5. Amendment to Section 7.01 of the Credit Agreement. Paragraph (d) of Section 7.01 of the Credit Agreement is hereby amended by inserting after the word "Section" the following: "5.01(a) (solely with respect to Goodyear's and the European J.V.'s fiscal year ended December 31, 2003),".

            SECTION 6. Representations and Warranties. Goodyear and Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that:

                                      -2-
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            (a) No Default has occurred and is continuing on the date hereof or will have occurred and be continuing at the time the amendments provided for herein become effective under Section 8.

            (b) All representations and warranties of Goodyear, the European J.V., and each other Borrower set forth in the Credit Agreement are true and correct in all respects material to the rights or interests of the Lenders on and as of the date hereof, and will be true and correct at the time the amendments provided for herein become effective under Section 8, except to the extent such representations and warranties relate to an earlier date.

            SECTION 7. Amendment Fee. In consideration of the agreements contained in this Amendment, Goodyear agrees to pay to the Administrative Agent on the Effective Date (as defined below), for the account of each Lender that delivers an executed counterpart of this Amendment prior to noon, New York City time, on April 16, 2004, an amendment fee equal to 0.03% of the sum of such Lender's outstanding Term Loans, Revolving Credit Exposure and unused Revolving Commitment on the Effective Date.

            SECTION 8. Conditions Precedent to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts hereof duly executed and delivered by Lenders representing the Majority Lenders (the date on which this Amendment becomes effective being called the "Effective Date").

            SECTION 9. No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect as set forth in the Credit Agreement. Nothing herein shall be deemed to entitle Goodyear or any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall be a Credit Document for all purposes of the Credit Agreement.

            SECTION 10. Expenses. Goodyear agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

            SECTION 11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 12. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the signature pages hereof.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                  THE GOODYEAR TIRE & RUBBER
                                  COMPANY,

                                       By

                                                /s/ R. W. Tieken
                                           -------------------------------------
                                           Name: R. W. Tieken
                                           Title: Chief Financial Officer

                                  GOODYEAR DUNLOP TIRES EUROPE B.V.,

                                       By

                                                /s/ Michael J. Roney
                                           -------------------------------------
                                           Name: Michael J. Roney
                                           Title: President and Director

                                       By

                                                 /s/ Phillips Regnault
                                            ------------------------------------
                                            Name: Phillips Regnault
                                            Title: Director / Secretary

                                  GOODYEAR DUNLOP TIRES GERMANY GMBH,

                                       By

                                                /s/ Gerhard Grunenwald
                                           -------------------------------------
                                           Name: Gerhard Grunenwald
                                           Title: Managing Director

                                       By

                                                 /s/ Gottfried Hess
                                            ------------------------------------
                                            Name: Gottfried Hess
                                            Title: Managing Director

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                                  GOODYEAR GMBH & CO. KG,

                                  REPRESENTED BY RVM REIFEN

                                  VERTRIEBSMANAGEMENT GMBH

                                       By

                                                /s/ Gerhard Grunenwald
                                           -------------------------------------
                                           Name: Gerhard Grunenwald
                                           Title: Managing Director

                                       By

                                                 /s/ Gottfried Hess
                                            ------------------------------------
                                            Name: Gottfried Hess
                                            Title: Managing Director

                                  DUNLOP GMBH & CO. KG,

                                  REPRESENTED BY RVM REIFEN

                                  VERTRIEBSMANAGEMENT GMBH

                                       By

                                                 /s/ Gerhard Grunenwald
                                            ------------------------------------
                                            Name: Gerhard Grunenwald
                                            Title: Managing Director

                                       By

                                                 /s/ Gottfried Hess
                                            ------------------------------------
                                            Name: Gottfried Hess
                                            Title: Managing Director

                                  GOODYEAR LUXEMBOURG TIRES SA,

                                       By

                                                /s/ Hermann Lange
                                           -------------------------------------
                                           Name: Hermann Lange
                                           Title: Finance Director

                                       By

                                                /s/ Loul Reiles
                                           -------------------------------------
                                           Name: Loul Reiles
                                           Title: Authorized Signer

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                                  JPMORGAN CHASE BANK, individually and as
                                  Administrative Agent and Collateral Agent,

                                       By

                                                /s/ Robert P. Kellas
                                           -------------------------------------
                                           Name: Robert P. Kellas
                                           Title: Vice President

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                [Remaining Signature Pages Intentionally Omitted]